UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2004

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard		Masters House
St. Petersburg, Florida 33716	and	107 Hammersmith Road
London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2004, Danka Business Systems PLC issued a press release announcing the retirement of Richard M. Haddrill, a non-executive director, from its Board of Directors. Mr. Haddrill has been a member of the Board of Directors since February 2002 and is currently a member of the Audit Committee and the Nominations Committee. Mr. Haddrill’s retirement is effective December 7, 2004, the date of the Company’s Fiscal Year 2004 Annual General Meeting.

The press release is attached as Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not required.
(b)	Not required.
(c)	Exhibits.

Exhibit	Description of Document
99.1	Press release dated November 10, 2004 of Danka Business Systems PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

	By:	/s/ Keith J. Nelsen
Keith J. Nelsen
Dated: November 10, 2004		Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 10, 2004 of Danka Business Systems PLC announcing its Fiscal Year 2004 Annual General Meeting and the retirement of Richard M. Haddrill from its Board of Directors.